EXHIBIT 99.1
FEBRUARY 4, 2019
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Fourth Quarter 2018 Results

Hammond, Louisiana, February 4, 2019 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending December 31, 2018.

The strong earnings path of 2018 continued in the fourth quarter to bring us net income for the year 2018 of $14,213,000 compared to $11,751,000 for the year ending December 31, 2017. These earnings were powered by our loan portfolio as our loan interest income for the year 2018 rose to $64,836,000 compared to $54,034,000 for the year 2017. Our net interest margin rose to 3.41% for the year 2018 compared to 3.33% for the year ending December 31, 2017.
The strength of our loan demand is shown by the fact that our loan portfolio increased to $1.225 billion as of December 31, 2018 from $1.149 billion as of December 31, 2017 and our closed, but unfunded loans increased to $230.6 million from $179.5 million. The total increase in 2018 of closed loans was $127 million.
These results combined to yield earnings per share on your shares of stock of $1.61 for the year ending December 31, 2018 compared to $1.37 for the year ending December 31, 2017. A very positive result is that our net interest margin continued to rise in face of increasing competition for deposits. Acting to improve upon these excellent results as we go forward, during the year 2018 we shifted $96,353,000 in assets from lower yielding investments to be used in higher yielding loans. As of the fourth quarter 2018, loan yields had risen to 5.70% compared to 5.15% as of fourth quarter 2017.
Your stockholder’s equity increased to $147,284,000 compared to $143,983,000 as of December 31, 2017. We continue to progress toward our goal of building a fortress balance sheet and enhancing shareholder value. We appreciate the support of our shareholders. We look forward to the future.
Thank you for your attention.
Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.
About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $1.8 billion in assets as of December 31, 2018 and provides personalized commercial banking services through 27 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2018	December 31, 2017
Assets
Cash and cash equivalents:
Cash and due from banks	$127,416	$37,205
Federal funds sold	549	823
Cash and cash equivalents	127,965	38,028

Investment securities:
Available for sale, at fair value	296,977	381,535
Held to maturity, at cost (estimated fair value of $104,840 and $118,557, respectively)	108,326	120,121
Investment securities	405,303	501,656

Federal Home Loan Bank stock, at cost	2,393	2,351
Loans held for sale	344	1,308

Loans, net of unearned income	1,225,268	1,149,014
Less: allowance for loan losses	10,776	9,225
Net loans	1,214,492	1,139,789

Premises and equipment, net	39,695	38,020
Goodwill	3,472	3,472
Intangible assets, net	3,528	4,424
Other real estate, net	1,138	1,281
Accrued interest receivable	6,716	7,982
Other assets	12,165	12,119
Total Assets	$1,817,211	$1,750,430

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$244,516	$251,617
Interest-bearing demand	594,359	611,677
Savings	109,958	104,661
Time	680,789	581,331
Total deposits	1,629,622	1,549,286

Short-term borrowings	—	15,500
Accrued interest payable	3,952	2,488
Senior long-term debt	19,838	22,774
Junior subordinated debentures	14,700	14,664
Other liabilities	1,815	1,735
Total Liabilities	1,669,927	1,606,447

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 8,807,175 shares	8,807	8,807
Surplus	92,268	92,268
Retained earnings	53,347	44,464
Accumulated other comprehensive income (loss)	(7,138)	(1,556)
Total Shareholders' Equity	147,284	143,983
Total Liabilities and Shareholders' Equity	$1,817,211	$1,750,430
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share data)	2018	2017	2018	2017
Interest Income:
Loans (including fees)	$17,186	$14,587	$64,836	$54,034
Deposits with other banks	338	36	612	178
Securities (including FHLB stock)	3,175	3,307	12,941	13,325
Federal funds sold	—	1	1	9
Total Interest Income	20,699	17,931	78,390	67,546

Interest Expense:
Demand deposits	2,258	1,624	8,531	5,526
Savings deposits	126	54	407	201
Time deposits	3,399	2,033	10,690	7,112
Borrowings	422	411	1,738	1,554
Total Interest Expense	6,205	4,122	21,366	14,393

Net Interest Income	14,494	13,809	57,024	53,153
Less: Provision for loan losses	786	758	1,354	3,822
Net Interest Income after Provision for Loan Losses	13,708	13,051	55,670	49,331

Noninterest Income:
Service charges, commissions and fees	726	738	2,988	2,589
ATM and debit card fees	550	522	2,122	1,986
Net (losses) gains on securities	(928)	401	(1,830)	1,397
Net gains on sale of loans	102	184	278	311
Other	285	539	1,722	2,057
Total Noninterest Income	735	2,384	5,280	8,340

Noninterest Expense:
Salaries and employee benefits	5,909	5,424	22,888	20,113
Occupancy and equipment expense	1,493	1,231	5,601	4,505
Other	3,833	3,706	14,786	13,903
Total Noninterest Expense	11,235	10,361	43,275	38,521

Income Before Income Taxes	3,208	5,074	17,675	19,150
Less: Provision for income taxes	590	2,568	3,462	7,399
Net Income	$2,618	$2,506	$14,213	$11,751

Per Common Share:
Earnings	$0.30	$0.28	$1.61	$1.37
Cash dividends paid	$0.16	$0.16	$0.64	$0.60

Weighted Average Common Shares Outstanding	8,807,175	8,807,175	8,807,175	8,608,088
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$65,715	$338	2.04%	$20,812	$36	0.69%
Securities (including FHLB stock)	419,404	3,175	3.00%	492,412	3,307	2.66%
Federal funds sold	366	—	—	892	1	0.44%
Loans held for sale	797	15	7.47%	2,352	38	6.41%
Loans, net of unearned income	1,194,792	17,171	5.70%	1,120,057	14,549	5.15%
Total interest-earning assets	1,681,074	$20,699	4.88%	1,636,525	$17,931	4.35%

Noninterest-earning assets:
Cash and due from banks	9,503			11,054
Premises and equipment, net	39,336			37,180
Other assets	13,836			14,467
Total Assets	$1,743,749			$1,699,226

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$517,722	$2,258	1.73%	$547,740	$1,624	1.18%
Savings deposits	111,731	126	0.45%	105,490	54	0.20%
Time deposits	677,908	3,399	1.99%	601,311	2,033	1.34%
Borrowings	35,509	422	4.72%	42,730	411	3.82%
Total interest-bearing liabilities	1,342,870	$6,205	1.83%	1,297,271	$4,122	1.26%

Noninterest-bearing liabilities:
Demand deposits	250,034			252,605
Other	7,368			5,729
Total Liabilities	1,600,272			1,555,605

Shareholders' equity	143,477			143,621
Total Liabilities and Shareholders' Equity	$1,743,749			$1,699,226
Net interest income		$14,494			$13,809

Net interest rate spread (1)			3.05%			3.09%
Net interest-earning assets (2)	$338,204			$339,254
Net interest margin (3), (4)			3.42%			3.35%

Average interest-earning assets to interest-bearing liabilities			125.19%			126.15%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

(4)
The tax adjusted net interest margin was 3.43% and 3.37% for the above periods ended December 31, 2018 and 2017 respectively. A 21% and 35% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2018 and 2017 respectively.

(5)	Annualized.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Year Ended December 31, 2018			Year Ended December 31, 2017
(in thousands except for %)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-earning deposits with banks	$39,005	$612	1.57%	$23,913	$178	0.74%
Securities (including FHLB stock)	465,399	12,941	2.78%	511,728	13,325	2.60%
Federal funds sold	531	1	0.23%	977	9	0.89%
Loans held for sale	1,330	84	6.32%	1,233	69	5.60%
Loans, net of unearned income	1,167,458	64,752	5.55%	1,056,519	53,965	5.11%
Total interest-earning assets	1,673,723	$78,390	4.68%	1,594,370	$67,546	4.23%

Noninterest-earning assets:
Cash and due from banks	10,013			10,147
Premises and equipment, net	38,502			31,885
Other assets	13,805			9,536
Total Assets	$1,736,043			$1,645,938

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$556,528	$8,531	1.53%	$539,399	$5,526	1.02%
Savings deposits	111,134	407	0.37%	102,779	201	0.20%
Time deposits	628,457	10,690	1.70%	575,666	7,112	1.24%
Borrowings	39,150	1,738	4.44%	41,190	1,554	3.77%
Total interest-bearing liabilities	1,335,269	$21,366	1.60%	1,259,034	$14,393	1.14%

Noninterest-bearing liabilities:
Demand deposits	252,531			244,949
Other	5,870			5,138
Total Liabilities	1,593,670			1,509,121

Shareholders' equity	142,373			136,817
Total Liabilities and Shareholders' Equity	$1,736,043			$1,645,938
Net interest income		$57,024			$53,153

Net interest rate spread (1)			3.08%			3.09%
Net interest-earning assets (2)	$338,454			$335,336
Net interest margin (3), (4)			3.41%			3.33%

Average interest-earning assets to interest-bearing liabilities			125.35%			126.64%

(1)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(3)	Net interest margin represents net interest income divided by average total interest-earning assets.

(4)
The tax adjusted net interest margin was 3.42% and 3.36% for the above periods ended December 31, 2018 and 2017 respectively. A 21% and 35% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2018 and 2017 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018:

	December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$124,644	10.1%	$107,578	9.0%	$91,654	7.8%	$95,524	8.4%
Farmland	18,401	1.5%	19,422	1.6%	24,448	2.1%	24,668	2.2%
1- 4 Family	172,760	14.1%	166,399	14.0%	164,841	14.0%	158,937	13.9%
Multifamily	42,918	3.5%	43,015	3.6%	43,118	3.6%	43,406	3.8%
Non-farm non-residential	598,994	48.8%	566,625	47.6%	569,559	48.4%	529,478	46.5%
Total Real Estate	957,717	78.0%	903,039	75.8%	893,620	75.9%	852,013	74.8%
Non-Real Estate:
Agricultural	23,108	1.9%	29,118	2.4%	26,517	2.3%	18,957	1.7%
Commercial and industrial	188,146	15.3%	194,136	16.3%	200,349	17.0%	213,613	18.7%
Consumer and other	59,443	4.8%	65,763	5.5%	56,458	4.8%	55,007	4.8%
Total Non-Real Estate	270,697	22.0%	289,017	24.2%	283,324	24.1%	287,577	25.2%
Total loans before unearned income	1,228,414	100.0%	1,192,056	100.0%	1,176,944	100.0%	1,139,590	100.0%
Unearned income	(3,146)		(2,670)		(2,803)		(2,419)
Total loans net of unearned income	$1,225,268		$1,189,386		$1,174,141		$1,137,171

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Nonaccrual loans:
Real Estate:
Construction and land development	$311	$316	$326	$360
Farmland	1,293	492	638	235
1 - 4 family residential	2,246	2,094	2,250	1,480
Multifamily	—	—	—	—
Non-farm non-residential	864	609	3,821	3,885
Total Real Estate	4,714	3,511	7,035	5,960
Non-Real Estate:
Agricultural	3,651	1,898	1,360	1,972
Commercial and industrial	317	320	347	2,398
Consumer and other	61	92	227	206
Total Non-Real Estate	4,029	2,310	1,934	4,576
Total nonaccrual loans	8,743	5,821	8,969	10,536

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	479	—	—
Farmland	—	—	—	—
1 - 4 family residential	26	—	28	—
Multifamily	—	—	—	—
Non-farm non-residential	—	—	—	316
Total Real Estate	26	479	28	316
Non-Real Estate:
Agricultural	—	—	—	75
Commercial and industrial	53	—	226	30
Consumer and other	66	29	—	—
Total Non-Real Estate	119	29	226	105
Total loans 90 days and greater delinquent & accruing	145	508	254	421

Total non-performing loans	8,888	6,329	9,223	10,957

Real Estate Owned:
Real Estate Loans:
Construction and land development	241	241	250	250
Farmland	—	—	—	—
1 - 4 family residential	120	120	164	164
Multifamily	—	—	—	—
Non-farm non-residential	777	800	811	857
Total Real Estate	1,138	1,161	1,225	1,271
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	1,138	1,161	1,225	1,271

Total non-performing assets	$10,026	$7,490	$10,448	$12,228

Non-performing assets to total loans	0.82%	0.63%	0.89%	1.08%
Non-performing assets to total assets	0.55%	0.43%	0.61%	0.71%
Non-performing loans to total loans	0.73%	0.53%	0.79%	0.96%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At December 31,
(in thousands except for share data and %)	2018	2017	2016	2015	2014
Tangible Common Equity
Total shareholders' equity	$147,284	$143,983	$124,349	$118,224	$139,583
Adjustments:
Preferred	—	—	—	—	39,435
Goodwill	3,472	3,472	1,999	1,999	1,999
Acquisition intangibles	2,704	3,249	978	1,298	1,618
Tangible common equity	$141,108	$137,262	$121,372	$114,927	$96,531
Common shares outstanding[1]	8,807,175	8,807,175	8,369,424	8,369,424	7,611,397
Book value per common share[1]	$16.72	$16.35	$14.86	$14.13	$13.16
Tangible book value per common share[1]	$16.02	$15.59	$14.50	$13.73	$12.68
Tangible Assets
Total Assets	$1,817,211	$1,750,430	$1,500,946	$1,459,753	$1,518,876
Adjustments:
Goodwill	3,472	3,472	1,999	1,999	1,999
Acquisition intangibles	2,704	3,249	978	1,298	1,618
Tangible Assets	$1,811,035	$1,743,709	$1,497,969	$1,456,456	$1,515,259
Tangible common equity to tangible assets	7.79%	7.87%	8.10%	7.89%	6.37%
[1] All share amounts have been restated to reflect the ten percent stock dividend paid December 14, 2017 to shareholders of record as of December 8, 2017.